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                                          PERSONAL TRADING POLICY
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                                          MAGELLAN ASSET MANAGEMENT LIMITED

                                          ABN 31 120 593 946

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                                          DOCUMENT OWNER      CHIEF COMPLIANCE
                                                                 OFFICER
                                          --------------------------------------
                                          DATED               15 FEBRUARY 2017
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                                          VERSION             3.0
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THIS DOCUMENT IS CONFIDENTIAL AND IS INTENDED FOR MAGELLAN ASSET MANAGEMENT
LIMITED USE ONLY.

THIS DOCUMENT IS NOT TO BE CIRCULATED OUTSIDE OF MAGELLAN ASSET MANAGEMENT LIMITED WITHOUT THE PRIOR APPROVAL OF THE DOCUMENT OWNER.

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RELATED PROCEDURES & DOCUMENTS
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DEPARTMENT               PROCEDURE/DOCUMENT NAME
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Risk and Compliance      Code of Ethics
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Risk and Compliance      Market Misconduct Policy
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Risk and Compliance      Conflicts of Interest Policy
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Magellan Asset Management Limited -- Personal Trading Policy -- February 2017

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INDEX
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   1               Introduction and Scope
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   2               General Principles
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   3               Definition of Key Terms
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   4               Compliance with Laws and Regulations
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   5               Conflicts of Interest
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   6               Market Misconduct (Insider Trading)
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   7               Personal Securities Transactions
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   8               Reporting Requirements
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   9               Confidentiality
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   10              Service on Boards of Directors
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   11              Other Outside Business Interests
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   12              Monitoring of Securities Transactions
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   13              Sanctions
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   14              Form ADV Disclosure
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   15              Periodic Review
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   16              Record Keeping
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ANNEXURE A         Manual Pre-clearance Approval Request Form
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ANNEXURE B         Trading Windows
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ANNEXURE C         Blackout Periods
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PERSONAL TRADING POLICY
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1.   INTRODUCTION AND SCOPE

     THIS POLICY GOVERNS THE PERSONAL TRADING OF COVERED SECURITIES, INCLUDING UNITS OF MAGELLAN FUNDS AND SHARES IN MAGELLAN SECURITIES, BY ALL ACCESS PERSONS (SEE DEFINITION BELOW) OF MAGELLAN GLOBALLY. It should be read in conjunction with Magellan's other related policies, including the Code of Ethics, Conflicts of Interest Policy and Procedure and Market Misconduct Policy. Any questions about this policy should be raised with the Chief Compliance Officer of Magellan or a member of Risk and Compliance.

     REGULATORY BACKGROUND
     As an Australian licensed financial services firm, Magellan is required to comply with all regulatory and license obligations. In addition, Magellan Asset Management Limited (MAM) is required to comply with certain rules as a registered investment adviser with the U.S. Securities and Exchange Commission and to meet its obligations as an investment manager to Republic of Ireland authorised collective investment schemes.

     Protecting and preserving the reputation of Magellan, its Access Persons, clients and investors is of utmost importance to Magellan. Reputation can be adversely affected by your personal trading activities if they are deemed illegal, or actual or perceived conflicts of interest arise.

     Under U.S. regulations, Rule 17j-1 under the Investment Company Act of 1940 (1940 Act) and Rule 204A-1 under the Investment Advisers Act 1940 (Advisers
     Act) require every adviser and sub-adviser to a mutual fund and every registered investment adviser (under the Advisers Act) to adopt a written Personal Training Policy. In the U.S. this is termed a Code of Ethics Policy. The Policy is to contain provisions reasonably designed to prevent Access Persons from engaging in any conduct prohibited by the rules. This policy applies to all Access Persons and prohibits them from engaging in fraudulent, deceitful or manipulative practices in connection with the purchase or sale of a security or to be acquired by mutual funds or portfolios.

2.   GENERAL PRINCIPLES

     AS AN ACCESS PERSON, YOU MUST PLACE THE INTERESTS OF MAGELLAN'S CLIENTS FIRST AND AVOID TRANSACTIONS, ACTIVITIES AND RELATIONSHIPS THAT INTERFERE OR MIGHT APPEAR TO INTERFERE WITH MAKING DECISIONS IN THE BEST INTERESTS OF MAGELLAN'S CLIENTS (MORE COMMONLY KNOWN AS A 'CONFLICT OF INTEREST').

     The general principles of the personal trading policy are:

     1. The fiduciary duty to place the interests of clients (including shareholders in mutual funds managed by Magellan) first at all times;

     2. The requirement that all personal Securities Transactions be conducted in such a manner as to be consistent with this policy and avoid any actual or potential conflict of interest or any abuse of an Access Person's position of trust and responsibility;

     3. Magellan personnel should not take inappropriate advantage of their positions;

     4. The fiduciary principle that information concerning the identify of security holdings and financial circumstances of clients is confidential; and

     5. The principle that independence in the investment decision-making process is paramount.

     Your personal trading is subject to monitoring by Magellan. Magellan will determine on a case by case basis what remedial action should be taken in response to any violation. This may include requiring you to void or reverse a Transaction (the cost of which may be borne by you or the owner of the account), sending you a censure memorandum reminding you of your responsibilities, limiting your personal trading for some period of time or the cessation of your employment.

     Any exceptions to this policy must be pre-approved by Magellan's Chief Compliance Officer (CCO) or her designee who may consult with the Executive Chairman of the Board of MAM. Material changes to this policy need approval by the CCO and the MAM Board. In addition, the Frontier and SEI Series Trust CCOs need to be notified of any material changes to the policy as soon as possible or, no later than at the time of the completion of the quarterly compliance checklists/certifications. The Frontier


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     and Series Trust CCOs will advise the respective mutual fund Boards of all material changes to this policy.

     If you have any questions regarding your obligations or require assistance, please speak to a member of the Risk and Compliance team.

     3.   DEFINITION OF KEY TERMS

     An ACCESS PERSON is defined as:

          o Directors of Magellan Financial Group (MFG) and Magellan Asset Management Limited (MAM);

          o    any employee of Magellan;

          o contractors, consultants, workers or interns of Magellan globally as determined by the CCO.

     'BENEFICIARY' means any person who has the opportunity, directly or indirectly, to profit or share in any gains derived from Transactions in Covered Securities. As a guide, Covered Securities accounts in which you are likely to be deemed to have a beneficial ownership interest include accounts held by immediate family members with whom you share the same household (a family member will be deemed to share the same household if they reside with you for 6 months out of any 12 month period).

     Immediate family members include children, step-children, grandchildren, parents, step-parents, grandparents, spouses, domestic partners, siblings, parents-in-law, and children-in-law, as well as adoptive relationships.

     COVERED SECURITIES (in accordance with 7.1 below) means, shares, units, derivatives (including options, futures, CFDs), fixed interests, debentures (including convertible notes), indices, commodities, forward foreign exchange, exchange traded funds, limited partnerships, private placements and any other security or interest, of any company, trust or other organization. Covered Securities DOES NOT INCLUDE direct obligations of the Australian and U. S. Government, bank certificates of deposit or cash, commercial paper, shares issued by money market funds, units in non-Magellan managed investment schemes or shares in non-Magellan mutual funds.

     'DISCRETIONARY MANAGED ACCOUNT' means a Covered Securities account that is managed on a discretionary basis by an external manager, investment adviser or trustee, where you do not exercise direct or indirect investment control or influence over the investment decisions.

     'INSIDE INFORMATION' (1) means information that: i) is not generally available; and ii) if the information were generally available, a reasonable person would expect it to have a material effect on the price or value of the securities the information relates to. Employees should refer to the Market Misconduct Policy for the full definition of Inside Information.

     'INVESTMENT COMMITTEE SECURITIES' means any security which has been determined by Magellan's Investment Committee as meeting the criteria for potential investment. Magellan portfolios and funds are only permitted to purchase Investment Committee Securities.

     'INVESTMENT COMMITTEE SECURITIES LIST' means the current list of Investment Committee Securities.

     'MAGELLAN ' means Magellan Asset Management Limited (trading outside of Australia and New Zealand as MFG Asset Management), Magellan Financial Group Limited (ASX Code: "MFG"), MFG Services LLC (MFGS) and any other Related Entity (collectively "Magellan").

     'MAGELLAN FUNDS' means any listed or unlisted, registered or unregistered fund or scheme for which Magellan acts as a responsible entity or trustee and investment manager.

     'MAGELLAN SECURITIES' means any listed or unlisted securities in Magellan or a Related Entity.


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(1) Please note that this is the Australian definition of Inside Information as prescribed in Sect 1042A of the Corporations Act

2001. This definition will differ for Transactions in foreign jurisdictions. Please contact Magellan's Risk and Compliance team should you have questions regarding Inside Information in jurisdictions other than Australia.

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     'MARGIN LENDING OR MARGIN LOAN' is an arrangement whereby a lender provides a loan for the purposes of investing in securities and those securities are used as collateral by the lender.

     'NON-MAGELLAN SECURITIES' means any securities that are not Magellan securities. For the avoidance of doubt, includes any shares, units, derivatives (including options, futures, CFDs), fixed interests, debentures (including convertible notes), indices, commodities, foreign exchange, exchange traded funds, and any other security or interest, of any company, trust or other organization.

     'PORTFOLIO SECURITIES' means any securities held by the investment portfolios of the Magellan Funds or held in Magellan's investment mandate accounts.

     'PRE-CLEAR OR PRE-CLEARANCE' means requesting consent from Magellan to purchase or sell a Covered Security.

     'RELATED ENTITY' means a related entity of Magellan, which for the purposes of this policy, includes MFF Capital Investments Limited (ASX Code: "MFF").

     'RESEARCH EMBARGO SECURITIES' means any securities covered by Magellan's Investment Research Team which are not Investment Committee Securities.

     'RESEARCH EMBARGO LIST' means the list of Research Embargo Securities maintained by the Deputy Chief Investment Officer. Amendments to the list are advised to the Risk and Compliance team on a monthly basis, or as required, by the Deputy Chief Investment Officer or their delegate.

     'SECURITIES TRANSACTION(S)' means a purchase, sale, or any other type of acquisition or disposition of a Covered Security.

     'TRANSACTION' includes subscribing for, purchasing, acquiring, gifting, selling or disposing of Covered Securities or entering into an agreement to do any of these.

     'TRADING DAY' means any day where a Covered Security is able to be transacted in the relevant market or jurisdiction.

4.   COMPLIANCE WITH LAWS AND REGULATIONS

     Access Persons are required to comply with applicable Australian Corporations Law and U.S. Federal Securities Laws. In accordance with this requirement, and in connection with the purchase or sale of a Covered Security (directly or indirectly) held by a client, or to be acquired, Access Persons are NOT permitted to:

     1.   Defraud the client in any manner;

     2. Mislead the client, including making a statement that omits material facts;

     3. Engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such a client;

     4.   Engage in any manipulative practice with respects to such any client;
          or

     5. Engage in any manipulative practice with respects to securities, including price manipulation.

5.   CONFLICTS OF INTEREST

     As a fiduciary, Magellan has a duty of care, loyalty, honesty and good faith to act in the best interest of its clients. Compliance with this duty can be achieved by trying to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respects to any client.

     The following summarises the conflicts specific to this policy:

     1.   Conflicts among client interests

     Conflicts of interest may arise where Magellan or Access Persons have reason to favour the interests of one client over another client. This policy prohibits inappropriate favouritism of one client over another client that would constitute a breach of fiduciary duty.


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     2.   Competing with client trades

     This policy prohibits Access Persons from using knowledge about pending or currently considered transactions in Portfolio Securities to profit personally, directly or indirectly as a result of such transactions, including by purchasing or selling such securities.

     3.   Other potential conflicts

     A. Disclosure of personal interest--this policy prohibits investment personnel from recommending, implementing or considering any securities for a client or fund account without having disclosed any material ownership(2), business or personal relationship, or other material interest in the issuer or its affiliates, to the CCO and Deputy Chief Investment Officer or their designee. A material ownership affecting the Deputy Chief Investment Officer will need to be reported to the Chief Investment Officer. Should the Deputy Chief Investment Officer and the CCO deem the disclosed interest to be material, the person may not participate in any decision-making process regarding the securities of that issuer.

     Research analysts--if a research analyst has a material interest in the issuer, Magellan may (but is not obligated to) assign a different analyst to cover the issuer.

     B. Referrals/Brokerage--Access Persons are required to act in the best interests of Magellan's clients regarding execution and other costs paid by clients for brokerage services. Applicable employees are to strictly adhere to Magellan's policies and procedures regarding brokerage (including allocation, best execution, soft dollars).

     C. Vendors and suppliers--Access Persons must disclose any personal investment or other interests in vendors or suppliers with respect to which the person negotiates or makes decisions on behalf of the firm. Access Persons with such interests are generally prohibited from negotiating or making decisions regarding Magellan's business with those companies.

6.   MARKET MISCONDUCT (INSIDER TRADING)

     You must comply with the Securities Laws applicable to any of the financial markets in which you transact in, both locally and overseas.

     You must comply with Magellan's Market Misconduct Policy at all times. You must notify the CCO or her designee immediately if you receive or expect to receive Inside Information about securities. The CCO will determine the restrictions, if any, that will apply to your communications and business activities while in possession of that information. Your personal trading may be restricted and other measures taken to quarantine the Inside Information.

     As part of the pre-clearance approval process in PTA, you will be asked to attest that you are not in possession of Inside Information and adhere to other provisions of the Market Misconduct Policy.

7.   PERSONAL SECURITIES TRANSACTIONS

7.1  ACCOUNT DISCLOSURE (COVERED SECURITIES ACCOUNTS)

     You must disclose in the SunGard Personal Trading Assistant ("PTA") details of all the broker and other investment accounts through which Covered Securities are dealt (this includes private investments, trusts or self-managed super funds), where you:

      i) are a Beneficiary; AND

     ii) exercise any direct or indirect INFLUENCE OR CONTROL over investment decisions.

     For example, this can include accounts for spouses or financially dependent children, where influence or control and a knowledge of underlying investment activities can be assumed to exist. If you are uncertain on whether you should be disclosing an account (and the Covered Securities held within it), please raise this with a member of Risk and Compliance who will be able to make a determination based on the information you provide. The CCO reserves the right to make a final determination on whether a particular account requires disclosure.

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(2)  Material ownership is 5% of the shares outstanding of the issuer



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     Risk and Compliance may require you to make periodic attestations affirming that you are not exercising direct or indirect influence or control over an undisclosed account.

7.2  INITIAL HOLDINGS DISCLOSURE REQUIREMENTS

     INITIAL HOLDINGS CERTIFICATION IN PTA (IN ACCORDANCE WITH 7.1): Within ten
     (10) business days of your employment at Magellan, you must provide a list of your Covered Securities accounts and a list of holdings in Covered Securities in those accounts by providing broker statements (or equivalent) to the Risk and Compliance Team. The information must be dated no more than forty- five (45) calendar days prior to the date that you became an Access Person.

     Magellan recognises that you may have pre-existing holdings of Covered Securities that are prohibited or restricted. This policy does not require you to liquidate pre-existing holdings, however, all future Transactions must follow Magellan's pre-clearance requirements.

     As stipulated in the Code of Ethics, you are also required to complete a Register of Interests within ten (10) business days of your employment at Magellan. The Register captures all external corporate and business interests you hold and which could potentially pose a conflict of interest with Magellan, its clients or other stakeholders.

7.3  PRE-CLEARANCE REQUIREMENTS FOR ALL COVERED SECURITIES (IN ACCORDANCE WITH
     7.1)

     Pre-clearance is required for all Covered Securities transactions. You must submit a pre-clearance request in PTA and receive an approval (which is provided via email) before undertaking any transactions in Covered Securities, including purchases, sales, option exercises, initial public offerings (IPOs) and limited offerings.

     Where PTA is unavailable, a manual pre-clearance approval request form (which is attached in Annexure A) should be emailed
     (RISK.COMPLIANCE@MAGELLANGROUP.COM.AU) or a hard copy provided to Risk and Compliance.

     INITIAL PUBLIC OFFERINGS (IPOS)

     It is a requirement under the U.S. regulations that Access Persons pre-clear all Securities Transactions in IPOs. Access Persons are required to pre-clear all Securities Transactions in IPOs.

     LIMITED OR PRIVATE OFFERING

     It is a requirement under the U.S. regulations that Access Persons pre-clear all Securities Transactions in limited or private offerings. Access Persons are required to pre-clear all limited or private offerings.

7.4  CONSENT WINDOWS

     Following pre-clearance, you may transact within the "Consent Window", being:

     - Five (5) business days after receiving the approval to Transact in Covered Securities; or

     - One (1) business day after receiving the approval to Transact in a Covered Security on the Investment Committee Securities List.

     In the event the proposed Transaction does not take place within the relevant consent window, YOU ARE REQUIRED TO SUBMIT A NEW PRE-CLEARANCE REQUEST.

7.5  TRANSACTIONS NOT SUBJECT TO PRE-CLEARANCE

     You are NOT required to obtain pre-clearance approval to transact in the following:

     -    Spot FX trades

     - Non Covered Securities such as open-end mutual funds or managed investment schemes. Please note, this DOES NOT INCLUDE Magellan Funds which still require pre-clearance;

     - Purchases of Magellan Securities under the Magellan Employee Share Purchase Plan (SPP);

     - Securities purchased under a Share Purchase Plan (SPP) and any securities purchased pursuant to a Dividend Reinvestment Plan (DRP);

     - Securities issued by an exercise of rights or bonus issue to the holders of a class of securities

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          *    Note: This does not include the exercise of options in
               securities which require pre-clearance;

     - Share dividends, share splits or other corporate actions on securities already held;

     - Discretionary Managed Accounts (subject to the conditions outlined in part 7.1); and

     -    Compulsory acquisitions.

     -    Gifts to you of securities (although these need to be reported).

     Should you have questions regarding pre-clearance requirements, please contact a member of Risk and Compliance before you transact.

7.6  PROHIBITED OR RESTRICTED TRANSACTIONS

      You are prohibited from:

     -    Transacting in securities on Magellan's Research Embargo List*

     -    Transacting in Portfolio Securities*

     - Transacting in derivatives on Magellan Securities which operate to limit the market risk of your holding in Magellan Securities;

     -    The short selling of securities including Magellan Securities;

     - The Margin Lending of Magellan Securities without the prior written consent of the CCO or her designee and the Executive Chairman of the MAM Board; and

     - Transacting through the same individual employee at a broker/dealer firm with whom Magellan transacts with on behalf of its clients.

     * Approval may be granted by the CCO who may consult with the Executive Chairman of the MAM Board. Consideration will be given on a case by case basis.

     You  may transact in:

     - securities which are on Magellan's Investment Committee Securities List only where you are unaware of any intentions for Magellan to transact in those securities during the Consent Window and with approval from the CCO or her designee.

7.7  TRANSACTION CONFIRMATIONS

     Your broker is required to send duplicate broker confirmations ('broker confirm') to Risk and Compliance at the following email address promptly after the execution of a trade in a Covered Security:
     RISK.COMPLIANCE@MAGELLANGROUP.COM.AU.

     Risk and Compliance will enter the broker confirm into the PTA system.

     Note that you must provide a Broker Confirm for all pre-cleared Transactions (where one is generally available by the entity executing the trade). If no available broker confirmation is provided promptly, this will constitute a violation.

7.8  DISCRETIONARY MANAGED ACCOUNTS

     You are not required to report holdings information or obtain pre-clearance approval with respect to transactions in a Discretionary Managed Account as long as you provide sufficient evidence (in a form acceptable to the CCO) from the manager of those investments that you DO NOT exercise direct or indirect influence or control over investment decisions.

     On an annual basis, you will be required to make an additional certification regarding the Discretionary Management Account. Risk and Compliance may from time to time ask for copies of holdings statements for such accounts as part of the compliance monitoring program. Should the nature of your influence or control change over the account you are required to immediately notify Risk and Compliance, and disclosure obligations may need to be met.

     You are not required to pre-clear Covered securities traded in a Discretionary Managed Account (once the CCO has approved the account as exempt from reporting) including Magellan Securities.


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7.9  TRADING IN MAGELLAN SECURITIES

     PRE-CLEARANCE

     Even during open trading windows, you are required to pre-clear all of your Transactions in Magellan Securities.

     TRADING WINDOWS

     You may only transact in Magellan Securities during the official trading windows. The Company Secretary will advise you of the commencement and closure of trading windows as per Annexure B.

     BLACKOUT PERIODS

     Throughout the year there are blackout periods where you are prohibited from transacting in Magellan Securities. Blackout periods operate as per Annexure C. No exceptions to this policy to transact in Magellan Securities during a blackout period will be approved.

7.10 SHORT TERM TRADING

     MAGELLAN SECURITIES

     You must not engage in short-term trading of any Magellan Securities. Buying and selling (or selling and buying) within a twelve (12) month period is considered short-term. The sale of Magellan Securities immediately after they have been acquired through the conversion of a security (for example, the exercise of an option) would not be viewed as short-term trading.

     NON-MAGELLAN SECURITIES

     Buying and selling Non-Magellan Securities within a sixty (60) calendar day period is considered short-term. The CCO and the Executive Chairman monitor all Transactions and may recommend that you reduce the frequency of your Transactions or deny your preclearance request.

8.   REPORTING REQUIREMENTS

     QUARTERLY TRANSACTIONS ATTESTATION

     No later than thirty (30) calendar days after quarter end, you must certify that the Securities Transactions you made during the previous quarter are fully disclosed in PTA. PLEASE NOTE the 30 days is a requirement under U.S. regulations and Risk and Compliance are unable to give you an exemption from compliance or an extension of more than 30 days.

     You will also be asked to report all Securities Transactions that did not require pre-clearance and update your holdings, report any accounts opened during the quarter that hold any Covered Securities, and provide final sign-off on your account information for the period. You must certify even if you had no Transactions or account openings during the quarter.

     ANNUAL HOLDINGS ATTESTATION

     You must certify annually in PTA that the Covered Securities account information you have reported is accurate and up to date. This includes a requirement to report the existence of all Covered Securities accounts, as well as all Covered Securities holdings in those accounts. The certification must be completed no later than 30 days calendar days after quarter end to which the annual certification relates. If you are submitting a holdings report (such as a brokerage statement), such a report must be current as of a date no more than 45 calendar days prior to submission.

     On an annual basis, the Risk and Compliance team will ask you (on a random sample basis) to submit to Risk and Compliance brokerage statements for all broker and other investment accounts required to be reported that hold Covered Securities. Such broker statements must be current as of a date no more than 45 calendar days prior to submission. Risk and Compliance will review all broker statements against the accounts and Covered Securities reported in PTA by Access Persons selected.

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9.   CONFIDENTIALITY

     You are required to:

     a) Maintain the confidentiality of all non-public information acquired in the course of performing your duties at Magellan; and

     b) Not make improper use of, or improperly disclose, such confidential information to third parties, except as otherwise approved by the Board of directors of Magellan or required by law or the listing rules of an applicable stock exchange.

     These obligations of confidentiality continue after you leave office or employment at Magellan.

10.  SERVICE ON BOARDS OF DIRECTORS

     There is a potential for conflicts of interest to arise where employees serve on boards of directors of publicly traded companies.

     You are required to provide a Register of Interests to Risk and Compliance within ten (10) business days of beginning employment at Magellan. The Register captures all external corporate and business interests held by you.

     The Register will be reviewed by Risk and Compliance for assessment of potential conflicts with referral made where necessary to the Executive Chairman.

     You may be required to discontinue an external directorship due to the conflicts of interests posed.

11.  OTHER OUTSIDE BUSINESS ACTIVITIES

     The Register of Interests described above is to capture all outside business affiliations, including directorships of private companies, consulting engagements or public/charitable positions.

     You will be required to discontinue interest if they may interfere with your duties at Magellan.

12.  MONITORING OF SECURITIES TRANSACTIONS AND REPORTING OF VIOLATIONS

     The CCO will review the personal Securities Transactions of all Access Persons and other reports associated with monitoring compliance with the policy. Personal Securities Transactions are also reviewed by the Executive Chairman periodically. All violations of the policy are reported to the CCO and the MAM Board. Material violations of the policy are also required to be reported to the Frontier and Series Trust CCOs who are required to report the exceptions to their respective mutual fund Boards. In addition many clients require periodic reporting of material violations of this policy.

13.  SANCTIONS

     Violations of this policy are required to be reported to the CCO. All violations will be reviewed and may result in disciplinary action including but not limited to a verbal or written warning, fines, and disgorgement of profits, personal trading bans, suspension, or termination of employment. In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate.

14.  FORM ADV DISCLOSURE

     A description of this Personal Trading Policy is required to be made in Magellan's Form ADV Part II disclosure together with a statement that a copy of this Policy may be provided to any client or prospective client on request.

15.  PERIODIC REVIEW

     This policy will be periodically reviewed by the CCO and following a material change to business activity or if a regulatory change occurs.

16.  RECORD KEEPING

     Risk and Compliance will maintain the following records in a readily accessible place:


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

     1. A copy of each policy that has been in effect at any time during the past 5 years.

     2. A record of any violation of the code and any action taken as a result of such violation for 5 years from the end of the fiscal year in which the violation occurred.

     3. A record of all written acknowledgements of receipt of the code and amendments for each person who is currently, or within the past 5 years was, an Access Person. These records will be maintained for 5 years after the individual ceases to be an Access Person.

     4. Holdings and transaction reports made pursuant to this policy, including any brokerage confirmations and account statements made in lieu of these reports.

     5. A list of names of persons who currently, or within the last 5 years were Access Persons.

     6. A record of any decision and supporting reasons for approving the acquisition of Covered Securities by Access Persons in limited offerings for at least 5 years after the end of the fiscal year in which the approval was granted.

     7. A record of any decision and supporting reasons for approving any waivers from or exceptions to this policy for at least 5 years after the end of the fiscal year in which the approval was granted.


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ANNEXURE A -- MANUAL PRE-CLEARANCE APPROVAL REQUEST FORM

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                                                                  [LOGO OMITTED]


                            PERSONAL TRADING POLICY

                     MANUAL PRE-CLEARANCE APPROVAL REQUEST

Employee Name:

Registered Name Of Security Holder:

Broker Account Name:

Is this a new Account?

DETAILS OF THE PROPOSED TRANSACTION

--------------------------------------------------------------------------------
Name and type of Covered
Securities
--------------------------------------------------------------------------------
Nature of Transaction (e.g. buy,
sell, exercise of options)
--------------------------------------------------------------------------------
Approximate number or value of
Covered Securities intended to
be transacted
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CERTIFICATION:

By submitting this Pre-clearance Approval Request I confirm that I have read and understood the terms of the Personal Trading Policy and certify that:

     * I am not in possession of any Inside Information in respect of the proposed Transaction in the above Covered Securities;

     * I will not transact in the above Covered Securities in the event I become aware of Inside Information after submitting this Form;

     * I will notify the Chief Compliance Officer immediately after becoming aware of such Inside Information; and

     * Upon execution of the proposed Transaction, I will provide the Chief Compliance Officer with a copy of the broker confirmation or such similar document evidencing the Transaction promptly.

I understand that should I receive written consent from the Chief Compliance Officer to transact in the above Covered Securities that I am free to deal in the Covered Securities during the relevant Approval Window. In the event the proposed Transaction has not taken place within the relevant Approval Window, I understand that I am required to submit a new Pre-clearance Approval Request should I still wish to proceed with the proposed Transaction.

Dated:
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ANNEXURE B -- TRADING WINDOWS

Provided it is not a Blackout Period (refer Annexure C), you may only Transact in Magellan Financial Group Limited (MFG) and Related Entities during:

     - the four (4) week period commencing on the first Trading Day after the date of the annual general meeting;

     - the four (4) week period commencing on the first Trading Day after the release of a disclosure document offering securities;

     - the six (6) week period commencing on the first Trading Day after the release of a half-year results announcement;

     - the six (6) week period commencing on the first Trading Day after the release of a full-year results announcement; or

     - such other period as may be determined by the Boards of either MFG or MFF; and

You may Transact provided that you are not in possession of any Inside Information relating to MFG or the Related Entity.

Additionally, you may Transact in MFF during the two (2) week period commencing on the first Trading Day after the release by MFF of a monthly Net Tangible Asset (NTA) announcement provided that you are not in possession of any Inside Information relating to MFF.

ANNEXURE C -- BLACKOUT PERIODS

Throughout the year, certain blackout periods operate during which time you must not Transact in MFG and Related Entities. Blackout periods operate during:

     - in relation to MFG, the period commencing the first Trading Day after the end of a financial reporting period and concluding on the first Trading Day after the release of its half-year or full-year results announcements (as the case may be);

     - in relation to MFF, the four (4) week period prior to the scheduled release of its interim or full year results announcements (as the case may be); and

     - any other period determined by the Boards of MFG or MFF, or Risk and Compliance.


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